Exhibit 99.1

                Kodak Accelerates Digital Transformation Strategy


    ROCHESTER, N.Y.--(BUSINESS WIRE)--July 20, 2005--Eastman Kodak Company (NYSE:EK)

    -- Reports 2nd-Qtr GAAP Net Loss of 51 Cents Per Share on 6%
       Revenue Increase, Earnings Per Share Excluding Non-Operational Items Totals 53 Cents; Digital Revenue Increases 43%,
       Traditional Decreases 15%

    -- Reiterates 2005 Cash Flow Forecast, Reinforces Satisfaction with Digital Growth, Plans Aggressive Reductions in
       Administrative Costs and Traditional Manufacturing
       Infrastructure

    Eastman Kodak Company (NYSE:EK) announced today an acceleration of its digital transformation, consistent with the company's expressed goal of building a business model to achieve long-term success in digital markets.
    The company also recommitted to the goals presented to investors in January: digital revenue growth in 2005 of approximately 36%, and digital earnings from operations this year in a range of $275 million to $325 million. Kodak continues to expect net cash provided by operating activities this year of $1.0 billion to $1.2 billion, which corresponds with investable cash flow of $400 million to $600 million.

    The key elements of today's announcements are as follows:

    -- Second-quarter revenue totaled $3.686 billion, up 6% from the year-ago quarter. The net loss, on the basis of generally accepted accounting principles in the U.S. (GAAP), was 51 cents per share, primarily reflecting charges associated with the previously announced restructuring of Kodak's traditional infrastructure, in-process research and development charges related to acquisitions, and an asset impairment charge relating to an investment in Lucky Film company. Earnings from continuing operations, excluding non-operational items, were 53 cents per share.

    -- As part of the effort to accelerate its digital transformation and to respond to a faster-than-expected decline in consumer film sales, Kodak will extend the restructuring activity originally announced in January 2004, in which the company set plans to reduce employment worldwide by as many as 15,000 positions. The company now plans to increase the total employment reduction to a range of 22,500 to 25,000 positions, and to reduce its traditional manufacturing infrastructure to approximately $1 billion, compared with $2.9 billion in January 2004. When largely completed by the middle of 2007, these activities will result in a business model consistent with what is necessary to compete profitably in digital markets.

    "Kodak is a company with product portfolios that are proceeding on two very different tracks," said Antonio M. Perez, Chief Executive Officer and President, Eastman Kodak Company. "As sales of our traditional consumer products and services decline faster than anticipated, we are moving more aggressively to reduce cost. At the same time, we continue to make significant progress growing the sales and earnings of our digital portfolio. Second-quarter digital sales, for example, increased 43%, and we made significant progress in improving our digital earnings."
    "In 24 months, as a result of the actions announced today, we will bring to an effective end the significant restructuring charges associated with the transformation and essentially complete the transition to our digital business model," Perez said. "In that time, we intend to improve upon the success we are enjoying in digital markets. In June, for example, our digital revenue exceeded our traditional revenue on a monthly basis for the first time ever, paving the way for us to achieve the full-year goal of having digital revenue surpass traditional revenue. Kodak is a different company that's becoming a stronger digital player each day."

    Second-Quarter 2005 Detailed Results

    The following represents the key details of the second quarter:

    -- Sales totaled $3.686 billion, an increase of 6% from $3.464 billion in the second quarter of 2004. Sales growth was favorably affected by foreign exchange in the amount of $54 million, or 2 percentage points.

    -- The GAAP net loss was $146 million, or 51 cents per share, compared with GAAP earnings from continuing operations of $119 million, or 40 cents per share, in the year-ago period. The net loss includes net after-tax charges of $306 million, or $1.07 per share, primarily reflecting the non-operational items discussed above.

    -- Earnings from continuing operations, excluding the impact of the non-operational net charges and adjusting for the dilutive earnings impact equal to 3 cents per share related to the company's contingent convertible debt, were $160 million, or 53 cents per share. In the year-ago period, restated earnings from continuing operations, excluding non-operational items, were $227 million, or 75 cents per share.

    -- Net cash provided by operating activities from continuing operations, as determined in accordance with GAAP, totaled a negative $207 million in the second quarter, compared with $60 million in the year-ago quarter.

    --  Gross Profit on a GAAP basis was 29.0%, down from 31.8%.

    -- Selling, General and Administrative expenses were 17.6% of sales, down from 17.8%.

    -- Debt increased $1.4 billion from the year-end level to $3.721 billion, reflecting acquisitions, and the company held $553 million in cash on its balance sheet at the end of the quarter, down from $1.255 billion at the end of 2004. The company is committed to reducing its debt, and its cash balance should rise this year to approximately $1 billion because of expected strong cash flow in the second half.

    The segment results from continuing operations, before interest, taxes, and other income and charges (earnings from operations), are as follows:

    -- Digital & Film Imaging segment sales totaled $2.151 billion, down 12%. Earnings from operations for the segment were $193 million on a GAAP and an operational basis, compared with $229 million a year ago. Highlights for the quarter included a 63% increase in sales of KODAK EASYSHARE Printer Docks and related media for home printing; a 25% increase in consumer digital capture sales, which includes KODAK EASYSHARE cameras; and a 24% increase in the sales of KODAK Picture Maker kiosks and related media, plus continued strong sales of motion-picture origination and print film.

    -- Graphic Communications Group sales were $794 million, up 144%, largely reflecting the acquisition of Kodak Polychrome Graphics (KPG) plus higher sales at Kodak Versamark and NexPress. On a GAAP basis, the loss from operations in the second quarter was $33 million. Earnings from operations, excluding non-operational items, were $31 million, compared with a loss of $8 million a year ago. The exclusion of $64 million for in-process R&D charges accounts for the difference in the operational and GAAP measures. Kodak completed the acquisition of KPG and Creo Inc. in the second quarter, and the integration of those businesses is proceeding according to plan.

    -- Health Group sales were $694 million, up 3%. Earnings from operations for the segment were $113 million on a GAAP and operational basis, compared with $124 million a year ago. Highlights included an increase in operating margins to 16% from 11% in the first quarter of 2005, reflecting significant progress. While the traditional business within Health performed better than expected, revenue growth in the digital products portfolio was less than anticipated.

    -- All Other sales were $47 million, up 42% from the year-ago quarter. The loss from operations totaled $43 million on a GAAP and an operational basis, compared with a loss of $38 million a year ago. The All Other category includes the Display & Components operation and other miscellaneous businesses.

    Accelerated Transformation

    "Our disappointing start in the first half of this year makes it clear that I need to make some changes, and make them now," Perez said. "Sales of our consumer traditional products and services are declining faster than expected. While we are not in a position to control the rate at which traditional markets decline, there is a lot I can do about the cost structure of the traditional portfolio.
    "As for SG&A, we will take actions that will put us on target for SG&A costs equal to 14% of sales by the end of 2007," Perez said. "We will fundamentally change how we do our work, resulting in a significantly lower structural cost."
    The extension of the January 2004 program reflects a need to address the accelerating decline in consumer film sales worldwide, principally driven by emerging markets. The extended program includes two major additional initiatives, both of which will be largely completed by the middle of 2007:

    -- Accelerating the current restructuring of the traditional manufacturing infrastructure. At the conclusion of this restructuring, the company expects that its traditional infrastructure will total approximately $1 billion, a reduction of 65 percent from the January 2004 level of $2.9 billion. This will allow the remaining capacity to be managed for a return equal to, or greater than, 10% of sales, based on the projected future needs of the company. The incremental employment reduction specific to manufacturing will be approximately 7,000 positions.

    -- Reducing general and administrative costs, in part by consolidating functions and standardizing business processes. This will result in an incremental employment reduction totaling approximately 2,300 positions.

    -- Together, these additional actions will generate incremental annual savings of approximately $800 million. The incremental cash charges associated with these actions will be approximately $470 million.

    In January 2004, the company committed to reducing employment by as many as 15,000 positions. (Through June 30, 2005, the company has reduced employment by approximately 13,475 positions under the January 2004 program.) The administrative and manufacturing actions announced today, along with a number of smaller actions, will bring the total worldwide employment reduction since January 2004 to a range of 22,500 to 25,000. The charges associated with the additional moves will increase the total to a range of $2.7 billion to $3 billion, up from $1.3 billion to $1.7 billion announced in January 2004. The annual savings from the new actions will increase the total to a range of $1.6 billion to $1.8 billion, up from $800 million to $1 billion announced in January 2004.

    Outlook

    "From this point forward, we will measure success based on three priorities - digital revenue growth, digital earnings growth and the generation of cash to fund our business," Perez said. "The announcements made today represent another aggressive step in support of those priorities.
    "Yet during this time, it has become increasingly difficult to provide per share earnings forecasts with any reasonable precision as our business, and our entire industry, undergoes a complex and rapid transformation," Perez said. "In light of this and our focus on the key digital metrics, I have decided to stop the practice of providing per share earnings forecasts."
    The company remains committed to its practice of providing full and fair disclosure of its results, including regular and expanded progress reports on the three key metrics -- digital revenue growth, digital earnings growth and cash generation. The company intends to report its digital earnings, on a consolidated basis, for the third and fourth quarters of this year, and to add digital earnings on a segment basis commencing with the first quarter of 2006.
    "Kodak will be engaged during the next 24 months in a series of restructuring actions that involve extremely complex accounting rules and treatment," said Robert H. Brust, Kodak's Chief Financial Officer. "Given that, we plan to focus our earnings discussion on GAAP and cash. GAAP provides clarity to investors in this complex accounting environment, while cash is an excellent proxy for how we are managing the declining traditional portfolio and driving digital profitability."
    As for the company's progress against its key metrics, Kodak continues to demonstrate its prowess for developing market-leading products and its determination to get ahead and remain ahead of the decline in its traditional portfolio.
    Kodak ranks No. 1 in just about every digital category in which it competes - high-speed inkjet printers for commercial use, consumer digital cameras in the U.S., medical laser printers, photo kiosks and online photo services, to name a few.
    "We will continue to extend our leadership in the digital markets we serve," Perez said. "We have built our Graphic Communications Group into the leading single-supplier of equipment and media just as that industry is poised to transition to digital. Our Health Group has expanded beyond the radiology market to offer customers a portfolio of digital products and services to capture, share and manage medical and dental images and information. Our EasyShare consumer digital product line continues to gain market share and enjoy critical acclaim for quality and ease-of-use. Our digital strategy is on track, and we are determined to make this transformation a success."
    Antonio Perez and Robert Brust will host a conference call with investors at 11:00 a.m. eastern time today. To access the call, please use the direct dial-in number: 913-981-4912, access code 8956704. There is no need to pre-register.
    For those wishing to participate via an Internet Broadcast, please access our Kodak Investor Relations web page at: http://www.kodak.com/go/invest.
    The call will be recorded and available for playback by 2:00 p.m. eastern time today by dialing 719-457-0820, access code 8956704. The playback number will be active until Wednesday, July 27, at 5:00 p.m. eastern time.
    Operational items are non-GAAP financial measures as defined by the Securities and Exchange Commission's final rules under "Conditions for Use of Non-GAAP Financial Measures." Reconciliations of operational items included in this press release to the most directly comparable GAAP financial measures can be found in the Financial Discussion Document attached to this press release.
    Certain statements in this press release may be forward looking in nature, or "forward-looking statements" as defined in the United States Private Securities Litigation Reform Act of 1995. For example, references to expectations for the Company's earnings, revenue growth, cash and cost savings are forward-looking statements.
    Actual results may differ from those expressed or implied in forward-looking statements. In addition, any forward-looking statements represent our estimates only as of the date they are made, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change. The forward-looking statements contained in this press release are subject to a number of factors and uncertainties, including the successful:

    -- Implementation of our digital growth strategy and business model;

    -- Implementation of our cost reduction program, including asset rationalization, reduction in general and administrative costs and personnel reductions;

    --  Implementation of our debt management program;

    -- Implementation of product strategies (including category expansion, digitization, organic light emitting diode (OLED) displays, and digital products);

    --  Implementation of intellectual property licensing strategies;

    --  Development and implementation of e-commerce strategies;

    -- Completion of information systems upgrades, including SAP, our enterprise system software;

    --  Completion of various portfolio actions;

    --  Reduction of inventories;

    --  Integration of newly acquired businesses;

    --  Improvement in manufacturing productivity and techniques;

    --  Improvement in receivables performance;

    --  Reduction in capital expenditures;

    --  Improvement in supply chain efficiency;

    -- Implementation of our strategies designed to address the decline in our analog businesses; and

    -- Development of our business in emerging markets like China, India, Brazil, Mexico and Russia;

    Forward-looking statements contained in this press release are subject to the following additional risk factors:

    -- Inherent unpredictability of currency fluctuations and raw material costs;

    --  Competitive actions, including pricing;

    -- Changes in our debt credit rating and our ability to access capital markets;

    -- The nature and pace of technology evolution, including the analog-to-digital transition;

    --  Continuing customer consolidation and buying power;

    -- Current and future proposed changes to tax laws, as well as other factors which could adversely impact our effective tax rate in the future;

    -- General economic, business, geopolitical, regulatory and public health conditions;

    --  Market growth predictions, and

    -- Other factors and uncertainties disclosed from time to time in our filings with the Securities and Exchange Commission;

    Any forward-looking statements in this press release should be evaluated in light of these important factors and uncertainties.

    2005


    CONTACT: Eastman Kodak Company
             Media:
             Gerard Meuchner, 585-724-4513
             gerard.meuchner@kodak.com
             or
             David Lanzillo, 585-781-5481
             david.lanzillo@kodak.com
             or
             Investor Relations:
             Don Flick, 585-724-4352
             donald.flick@kodak.com
             or
             Patty Yahn-Urlaub, 585-724-4683
             patty.yahn-urlaub@kodak.com
             or
             Carol Wilke, 585-724-6791
             carol.wilke@kodak.com